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Exhibit 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statement Nos. 33-98690 and 333-07191 of Oakley, Inc. on Form S-8 of our report dated March 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets during 2002), appearing in this Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 4, 2004

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Independent Auditors' Consent